EXHIBIT 10.(ii) MINING CONCESSION FOR THE MINING PROPERTY

36      Section 1

Official Gazette

Assignor:       MINERAcAO JUINA MIRIM LTDA
Assignee:       JUINA DIAMOND MINERACAO LTDA, CGC 01.250.437/0001-46
Purpose of the Assignment:
870.787/85 - Permit No. 1.459/96 -Juina MT
Instrument of Assignment: Private Instrument of Assignment